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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) of At Home Group Inc. for the registration of common stock and to the incorporation by reference therein of our report dated April 5, 2017, with respect to the consolidated financial statements and schedule of At Home Group Inc. included in its Annual Report (Form 10-K) for the year ended January 28, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst and Young

Dallas, Texas
October 20, 2017

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  EXHIBIT 23.1